Exhibit (b)(3)
EXECUTION COPY

GUARANTY AGREEMENT
made by
MIRANT ASIA-PACIFIC LIMITED,
and any other entity that becomes a Guarantor pursuant hereto in favor of
CREDIT SUISSE, SINGAPORE BRANCH,
as Facility Agent
Dated as of July 31, 2006

i

GUARANTY AGREEMENT
          GUARANTY AGREEMENT, dated as of July 31, 2006 made by Mirant Asia-Pacific Limited, an exempted company incorporated in Bermuda with limited liability (“Holdings”, together with any other entity that may become a party hereto as a Guarantor as provided herein, the “Guarantors”), in favor of Credit Suisse, Singapore Branch, as Facility Agent (in such capacity, the “Facility Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of July 31, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Mirant Sweden International AB (publ), a public limited liability company organized under the laws of Sweden (the “Borrower”), the Lenders and the Facility Agent.
W I T N E S S E T H:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
          WHEREAS, the Borrower is an indirect wholly-owned subsidiary of Holdings and a member of an affiliated group of companies that includes each Guarantor;
          WHEREAS, the proceeds of the loans (the “Term Loan”) made by the Lenders under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;
          WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and the Borrower and each Guarantor will derive substantial direct and indirect benefit from the making of the Term Loan under the Credit Agreement; and
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Facility Agent for the ratable benefit of the Secured Parties;
          NOW, THEREFORE, in consideration of the premises and to induce the Facility Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make the Term Loan to the Borrower thereunder, each Guarantor hereby agrees with the Facility Agent, for the ratable benefit of the Secured Parties, as follows:
SECTION 1. DEFINED TERMS
     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     (b) The following terms shall have the following meanings:
          “Agreement”: this Guaranty Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
          “Borrower”: as defined in the preamble hereto.

          “Borrower Obligations”: the collective reference to the unpaid principal of and interest on (including interest accruing after the maturity of the Term Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Term Loan and all other obligations and liabilities of the Borrower to the Facility Agent, the Collateral Agent or to any Lender (or, in the case of Specified Swap Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement, any other Finance Document, any Specified Swap Agreement, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Facility Agent, the Collateral Agent or to any Lender or any affiliate of any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.
          “Credit Agreement”: as defined in the preamble hereto.
          “Facility Agent”: as defined in the preamble hereto.
          “Guarantors”: as defined in the preamble hereto.
          “Holdings”: as defined in the preamble hereto.
          “Lenders”: as defined in the preamble hereto.
          “Secured Parties”: the collective reference to the Facility Agent, the Collateral Agent and the Lenders (and any affiliate of any Lender party to a Specified Swap Agreement).
          “Term Loan”: as defined in the recitals hereto.
     1.2 Other Definitional Provisions(a) . The rules of usage set forth in Section 1.2 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis, as if fully set forth herein.
SECTION 2. GUARANTEE
     2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Facility Agent, for the ratable benefit of the Secured Parties and their respective successors and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.
     (b) Anything herein or in any other Finance Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Finance Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable laws relating to the insolvency of debtors and fraudulent conveyances or transfers (after giving effect to the right of contribution established in Section 2.2).
     (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Facility Agent or any Secured Party hereunder.

     (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full and the Commitments and Specified Swap Agreements, if any, shall be terminated.
     (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person, or received or collected by the Facility Agent or any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full and the Commitments and Specified Swap Agreements, if any, are terminated.
     2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Facility Agent and the Secured Parties, and each Guarantor shall remain liable to the Facility Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder.
     2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Facility Agent, the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Facility Agent, the Collateral Agent or any other Secured Party against the Borrower or any Guarantor or any collateral security or guarantee or right of offset held by the Facility Agent, the Collateral Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Facility Agent and the other Secured Parties by the Borrower on account of the Borrower Obligations are paid in full and the Commitments and Specified Swap Agreements, if any, are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Facility Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Facility Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Facility Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Facility Agent may determine in accordance with the terms of the Credit Agreement.
     2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (i) any demand for payment of any of the Borrower Obligations made by the Facility Agent, the Collateral Agent or any other Secured Party may be rescinded by the Facility Agent, the Collateral Agent or such other Secured Party and any of the Borrower Obligations continued, and (ii) the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Facility Agent, the Collateral Agent or any other Secured Party, and (iii) the Credit Agreement and the other Finance Documents and any other documents executed and delivered in connection therewith, and any Specified Swap Agreement, may be amended, modified, supplemented or terminated, in whole or in part, as the Facility Agent (or the Required Lenders or all Lenders, as the case may be), or any other applicable party, may deem advisable from time to time (to the extent not prohibited by applicable law), and (iv) any collateral security, guarantee or right of offset at any time held by the Facility Agent, the Collateral Agent or any other Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released, and (v) any other action may be taken pursuant to the Collateral Agency and Intercreditor Agreement. None of the Collateral Agent, the Facility Agent and the other Secured Parties shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
     2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Facility Agent, the Collateral Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Facility Agent, the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Finance Document or any Specified Swap Agreement, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent, the Facility Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent, the Facility Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance (in each case, to the extent not prohibited by applicable law). When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Facility Agent or the Collateral Agent, as applicable, may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Facility Agent or the Collateral Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Facility Agent, the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

     2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Facility Agent, the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
     2.7 Currency and Funds of Payment; Withholding . Each Guarantor hereby guarantees that the obligations of such Guarantor hereunder will be paid to the Facility Agent, without set-off or counterclaim, in Dollars and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect in any jurisdiction that might in any manner affect such obligations including, without limitation: (a) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of a non-USD currency for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice; or (b) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction; or (c) any expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives any Guarantor of any assets or use thereof or of the ability to operate its business or a material part thereof, or affect the rights of the Secured Parties with respect thereto as against any Guarantor, or cause or permit to be invoked any alteration in the time, amount or manner of payment by any Guarantor of any or all of its obligations. Each Guarantor shall make all payments at the Facility Agent’s address for payment set forth in the Credit Agreement or such other address as the Facility Agent shall give notice of to such Guarantor. All payments made or to be made by each Guarantor under this Guaranty Agreement shall be made free and clear of, and without deduction for, any present or future withholdings in respect of Non-Excluded Taxes and Other Taxes. If any such withholding is required to be made, the affected Guarantor shall comply with the requirements of Section 2.14 of the Credit Agreement applicable to the Borrower as if such Guarantor were the “Borrower” thereunder.
SECTION 3. COVENANTS
     3.1 Covenants of the Guarantors. Each Guarantor agrees to be bound by and comply with all of the agreements set forth in the Credit Agreement, including Sections 5, 6 and 7 thereof, to the extent such agreements relate to such Guarantor.
SECTION 4. MISCELLANEOUS
     4.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.
     4.2 Notices. All notices, requests and demands to or upon the Facility Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 (as updated from time to time).
     4.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Facility Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 4.1), delay,

indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Facility Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Facility Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Facility Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     4.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Facility Agent for all its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and the other Finance Documents to which such Guarantor is a party, including the fees and disbursements of counsel to the Lenders and the Facility Agent.
     (b) Each Guarantor agrees to pay, and to save the Facility Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Agreement.
     (c) Each Guarantor agrees to pay, and to save the Facility Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.
     (d) The agreements in this Section 4.4 shall survive repayment of the Borrower Obligations and the obligations of the Guarantors hereunder and all other amounts payable under the Credit Agreement and the other Finance Documents.
     4.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Facility Agent and the Secured Parties and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Facility Agent or as otherwise permitted by the Credit Agreement.
     4.6 Set-Off. Each Guarantor hereby irrevocably authorizes the Facility Agent and each Lender at any time and from time to time pursuant to Section 10.7 of the Credit Agreement, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Facility Agent or such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Facility Agent or such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to the Facility Agent or such Lender hereunder and claims of every nature and description of the Facility Agent or such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Finance Document or otherwise, as the Facility Agent or such Lender may elect, whether or not the Facility Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Facility Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Facility Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Facility Agent and each Lender under this Section 4.6 are, subject to Section 10.7(a) of the Credit Agreement, in addition to other rights and remedies (including other rights of set-off) which the Facility Agent or such Lender may have.
     4.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     4.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     4.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     4.10 Integration. This Agreement and the other Finance Documents represent the agreement of the Guarantors, the Facility Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Facility Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Finance Documents.
     4.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     4.12 Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Finance Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, the courts of Hong Kong, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) (i) appoints National Registered Agents, Inc., with offices at 875 Avenue of the Americas, Suite 501, New York, New York 10001, to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any such action or proceeding brought in the courts of the State of New York or the courts of the United States of America for the Southern District of New York or appellate courts from any thereof (a “New York Action”), and agrees that it will at all times during the term of this Agreement and for a period of two years from the date of termination of this Agreement maintain a duly authorized agent in New York, New York to receive service of process (such agent, with respect to its respective appointing party, being the “NY Process Agent”) and (ii) agrees to appoint a process agent as required by Section 4.2(n) of the Credit Agreement to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any such action or proceeding brought in the Hong Kong courts (a “Hong Kong Action”) and to provide the Facility Agent a copy of the agreement between such Guarantor and the appointed process agent which shall set forth the full legal name and address of such process agent in Hong Kong, and agrees that it will at all times during the term of this Agreement and for a period of two years from the date of termination of this Agreement maintain a duly authorized agent in Hong Kong to receive service of process (such agent, with respect to its respective appointing party, being the “HK Process Agent”). Each Guarantor hereby irrevocably and unconditionally consents to service of process by registered mail, FedEx, UPS, DHL or similar courier at the address referred to in Schedule 1 to which notices are to be given to it pursuant to Section 4.2 of this Agreement (or at such other address of which the Facility Agent shall have been notified pursuant thereto) in connection with any action, including a New York Action or a Hong Kong Action, or to it in the care of the NY Process Agent at the NY Process Agent’s above address in connection with any New York Action or to it in the care of the HK Process Agent at the HK Process Agent’s address, of which the Facility Agent shall have been notified, in connection with any Hong Kong Action, it being agreed that service in such manner shall constitute valid service upon such party and its successors or assigns in connection with any such New York Action or Hong Kong Action, as applicable; provided, however, that nothing in this Section 4.12(c) shall affect the right to bring any suit, action or proceeding against any Guarantor or any of its property in the courts of other jurisdictions;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
     4.13 Acknowledgements. Each Guarantor hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Finance Documents to which it is a party;
     (b) neither the Facility Agent nor any Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Finance Documents, and the relationship between the Guarantors, on the one hand, and the Facility Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (c) no joint venture is created hereby or by the other Finance Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.
     4.14 Additional Guarantors. Each Subsidiary of the Borrower, Holdings or any of its Subsidiaries that is required to become a party to this Agreement pursuant to Section 5.6 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
     4.15 Releases. (a) At such time as the Term Loan and the other Borrower Obligations and all obligations of the Guarantors hereunder and under the other Finance Agreements and Specified Swap

Agreements shall have been paid in full (other than inchoate claims that survive the termination of this Agreement) and the Commitments and Specified Swap Agreements, if any, have been terminated, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Facility Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.
     (b) At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the capital stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Facility Agent, at least ten Business Days prior to the date of the proposed release, a written request for release from a Responsible Officer of the Borrower identifying the relevant Guarantor, together with a certification by a Responsible Officer of the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Finance Documents.
     4.16 WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
     4.17 Judgment. The obligations of any Guarantor hereunder due to any party hereto shall, notwithstanding any judgment in a currency (the “judgment currency”) other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency such party may purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such party in Dollars, the Guarantors, jointly and severally, agree, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement, such party, agrees to remit to the applicable Guarantor, such excess.

     IN WITNESS WHEREOF, the undersigned has caused this Guaranty Agreement to be duly executed and delivered as of the date first above written.

MIRANT ASIA-PACIFIC LIMITED
By:
Name:
Title:

Accepted and Agreed:
CREDIT SUISSE, SINGAPORE BRANCH,
as Facility Agent

By:
Name:
Title: